Exhibit 10.31

UNIT REDEMPTION AGREEMENT

This Unit Redemption Agreement, dated as of April 28, 2006, is by and between UPC Wind Partners II, LLC (“UPC Holding”) and UPC Wind Partners, LLC (the “Company”), each a Delaware limited liability company.

UPC Holding is the owner of 51,000,000 Series A Units of the Company. The Company and UPC Holding desire that the Company redeem 42,972,114 Series A Units (the “Redeemed Units”) upon the terms and subject to the conditions of this Agreement.

Accordingly, the parties agree as follows:

ARTICLE I. REDEMPTION OF THE REDEEMED UNITS.

Section 1.1            Sale of Redeemed Units.  Simultaneously with the execution and delivery of this Agreement, UPC Holding shall, and hereby does sell, convey, assign, transfer, deliver, set over to and vest in the Company, its successors and assigns, all of UPC Holding’s right, title and interest, legal and equitable, in and to the Redeemed Units free and clear of all Liens (as defined in Section 2.3).

Section 1.2            Delivery of Redeemed Units.  The Redeemed Units are uncertificated, and the execution and delivery of this Agreement by each of the parties thereto, together with the appropriate actions by the officers of the Company to reflect the redemption on the books of the Company, shall be sufficient to effect UPC Holding’s delivery, and the Company’s receipt of and title to, of the Redeemed Units.

Section 1.3            Redemption Price for Redeemed Units.  As consideration for the transaction described in Section 1.1, the Company shall make payments to UPC Holdings as follows: (1) $32,972,114 in cash, paid concurrently with the execution and delivery of this Agreement, and (ii) one or more future cash payments (the “Contingent Payments”), which shall be payable (without duplication) no later than 30 days after the date the commercial operation date certificate (a “COD Certificate”) is executed with respect to any wind power project listed on Schedule 1 or any other wind power project developed by, contributed to or acquired by the Company after the date hereof (which shall not include the wind power project in Mars Hill, Maine or operated by Kaheawa Wind Power, LLC) (each a “Development Project”), in amounts equal to $33,333 per megawatt of installed capacity at such Development Project as reflected in such COD Certificate; provided, that the aggregate amount of such Contingent Payments shall not exceed $10,000,000. The amounts payable hereunder shall be payable by the Company to UPC Holding, at the election of UPC Holding, by check or by wire transfer to an account designated by UPC Holding.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF UPC HOLDING

UPC Holding represents and warrants as of the date hereof to the Company as follows:

Section 2.1            Organization, Power and Authority.  UPC Holding is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance by UPC Holding of this Agreement have been duly authorized by all necessary action. The persons party to the Non-Competition Agreement attached as Exhibit A hereto constitute all of the persons holding a direct, indirect, legal and/or beneficial ownership interest in equity of UPC Holding.

Section 2.2            Authorization.  UPC Holding has all requisite limited liability company power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. All limited liability company action on the part of UPC Holding and its officers, managers and members necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of UPC Holding hereunder, has been taken. This Agreement has been duly and validly executed and delivered and constitutes, assuming this Agreement has been duly authorized, executed and delivered by the other party hereto, valid and legally binding obligations of UPC Holding, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Law” means any applicable constitutional provisions, statute, act, code, common law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretation or advisory opinion or letter of a domestic, foreign or international governmental authority.

Section 2.3            No Conflicts.  The execution, delivery and performance by UPC Holding of this Agreement and the transactions contemplated hereby will not (a) conflict with or result in, with or without the passage of time or giving of notice or both, any breach, default or loss of rights under, or acceleration of, or give rise to any right of termination, rescission, acceleration or modification under, any mortgage, indenture, contract, lease, agreement, charter document (including the Limited Liability Company Agreement of UPC Holding), instrument, judgment, decree, order, writ, statute, rule or regulation, license or permit or (b) result in the creation of any Liens upon any of the properties or assets of UPC Holding. “Lien” means (i) any lien, hypothecation, pledge, collateral assignment, security interest, charge or encumbrance of any kind, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent (including any agreement to give any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) any purchase option, right of first refusal, call or similar right of a third party.

Section 2.4            Redeemed Units.  UPC Holding is the record and beneficial owner of the Redeemed Units. The Redeemed Units are UPC Holding’s only membership interest of any nature in the Company. The transfer to the Company by UPC Holding of the Redeemed Units in accordance with this Agreement will pass to the Company good and marketable title to the Redeemed Units, and all other incidents of record and beneficial ownership pertaining thereto, free and clear of any Liens. None of the Redeemed Units is subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the Redeemed Units, other than this Agreement and the Limited Liability Company Agreement of the Company. No proxies or powers of attorney have been granted with respect to the Redeemed Units. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which UPC Holding is or may become obligated to sell any of the Redeemed Units.

Section 2.5            Litigation.  There is no action, suit, claim, proceeding, investigation or other legal, administrative or arbitrational proceeding pending or, to the knowledge of UPC Holding, threatened against UPC Holding or its affiliates, or against any officer, manager or director of UPC Holding or its affiliates nor, to the knowledge of UPC Holding, has there occurred any event nor does there exist any condition on the basis of which any material litigation, proceeding or investigation might properly be instituted, in each case related to the transactions contemplated hereby. Neither UPC Holding nor any of its affiliates is a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the transactions contemplated hereby.

Section 2.6            Governmental Authorizations.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of UPC Holding or any of its affiliates in connection with the execution, delivery and performance by UPC Holding of this Agreement. “Governmental Authority” means any federal, state, local or foreign government or any court, arbitral tribunal, administrative or regulatory agency, or other governmental authority, agency or instrumentality.

Section 2.7            Acknowledgement.  UPC Holding acknowledges that it has made its own analysis of the fairness of the transactions contemplated hereby and has not relied on any advice or recommendation by the Company or its members, managers, officers or affiliates with respect to its decision to enter into this Agreement and to consummate the transactions contemplated hereby. UPC Holding has had sufficient opportunity to investigate and review the business, management and financial affairs of the Company, and has had sufficient access to management of the Company, before its decision to enter into this Agreement. UPC Holding acknowledges that, in connection with its entry into this Agreement and consummation of the transactions contemplated hereby, (i) UPC Holding has not relied on any representations or warranties of the Company, or any member, manager, officer, affiliate or representative of the Company, except for the representations or warranties of the Company set forth in Article III and (ii) UPC Holding has made an independent decision to sell its Redeemed Units pursuant to this Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to UPC Holding as of the date hereof as follows:

Section 3.1            Organization, Power and Authority.  The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action.

Section 3.2            Authorization.  The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to carry out the provisions of this

Agreement. All limited liability company action on the part of the Company and its officers, managers and members necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder, has been taken. This Agreement has been duly and validly executed and delivered and constitutes, assuming this Agreement has been duly authorized, executed and delivered by the other party hereto, valid and legally binding obligations of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

ARTICLE IV. SIMULTANEOUS DELIVERIES.

Section 4.1            Deliveries of UPC Holding.  UPC Holding shall deliver the following documents to the Company concurrently with the effectiveness of this Agreement:

(a)           Secretary’s Certificate.  A certificate, in form and substance reasonably satisfactory to the Company, executed by an appropriate officer of UPC Holding and dated as of the date hereof, certifying as to the incumbency of the officer executing this Agreement and the other documents contemplated hereby on its behalf and as to the authenticity of his or her signature, as to the correctness and accuracy of the representations of UPC Holding contained in this Agreement as of the date hereof, and as to the accuracy and completeness of the copies of the authorizing resolutions and the limited liability company documents of UPC Holding that shall be attached to such certificate.

(b)           Good Standing Certificate.  A certificate of the Delaware Secretary of State, dated not more than 5 days prior to the date hereof, as to the existence and good standing of such entity of UPC Holding.

(c)           Non-Competition Agreement.  A fully executed Non-Competition Agreement in the form attached hereto as Exhibit A from UPC Holding and the other parties listed therein.

Section 4.2            Deliveries of the Company.  The Company shall deliver the following documents to UPC Holding concurrently with the effectiveness of this Agreement:

(a)           Secretary’s Certificate.  A certificate, in form and substance reasonably satisfactory to UPC Holding, executed by an appropriate officer of the Company and dated as of the date hereof, certifying as to the incumbency of the officer executing this Agreement and the other documents contemplated hereby on its behalf and as to the authenticity of his or her signature, as to the correctness and accuracy of the representations of the Company contained in this Agreement as of the date hereof, and as to the accuracy and completeness of the copies of the authorizing resolutions and the limited liability company documents of the Company that shall be attached to such certificate.

(b)           Good Standing Certificate.  A certificate of the Delaware Secretary of State, dated not more than 5 days prior to the date hereof, as to the existence and good standing of such entity of the Company.

ARTICLE V. INDEMNIFICATION.

Section 5.1            Indemnification by the Company.  UPC Holding shall indemnify the Company, its affiliates, members (other than UPC Holding), managers, officers, subsidiaries and successors from, against, for and in respect of all damages, losses, obligations, liabilities, claims, actions and reasonable costs and expenses (including, without limitation, reasonable attorneys’, accountants’ and other professional fees and expenses) sustained, suffered or incurred by the Company or any of its affiliates (other than UPC Holding), members, managers, officers, subsidiaries or successors, as a result of a breach by UPC Holding of any representation, warranty or agreement of UPC Holding pursuant to or contained in this Agreement.

Section 5.2            Indemnification of UPC Holding.  The Company shall indemnify each of UPC Holding, and its affiliates (other than the Company and the Company’s subsidiaries) and successors, from, and against, for and in respect of all damages, losses, obligations, liabilities, claims, actions, and reasonable costs and expenses (including, without limitation, reasonable attorneys’, accountants’ and other professional fees and expenses) sustained, suffered or incurred by UPC Holding, or any of its affiliates (other than the Company and the Company’s subsidiaries) or successors, as a result of a breach of any representation, warranty or agreement of the Company contained in or made pursuant to this Agreement.

Section 5.3            Survival.  All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 5.4            Remedies Cumulative.  The remedies provided for in this Article V shall be cumulative and shall not preclude assertion by the indemnified parties of any other rights or the seeking of any other remedies against the indemnifying parties.

ARTICLE VI. MISCELLANEOUS.

Section 6.1            No Third-Party Beneficiaries.  Except as provided in Sections 5.1 and 5.2, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective heirs, permitted successors, permitted assigns or legal representatives any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained, except to the extent expressly provided in this Agreement.

Section 6.2            Amendment; Waiver.  This Agreement may not be amended, modified, supplemented, or restated, nor may any provision of this Agreement be waived, other than through a written instrument adopted, executed and agreed to by the parties hereto.

Section 6.3            Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and UPC Holding shall execute and deliver all such future instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties.

Section 6.4            Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed to the address that any such party may designate by written notice to the other party):

Section 6.5            Entire Agreement; Supersede.  This Agreement, and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof.

Section 6.6            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 6.7            Headings.  The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

Section 6.8            Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

[signature page follows]

IN WITNESS WHEREOF, UPC Holding and the Company have duly executed this Agreement as of the date first written above.

UPC HOLDING:
UPC WIND PARTNERS II, LLC

By:	/s/ Peter Gish
Name:
Title:

THE COMPANY:
UPC WIND PARTNERS, LLC

By:	/s/ Peter Gish
Name:
Title:

Schedule 1
Existing Development Projects

UPC Wind Partners, LLC
Existing Development Projects

UNITED STATES

Project	MW	State

Fire Island	70	AK
Fry Rodman	100	CA
Mojave Green	100	CA
West Granite Range	40	CA
Bristol Range	200	CA
Kaheawa II	20	HI
Kaheawa III	20	HI
North Shore	30	HI
South Point	21	HI
Kauai	11	HI
Lanai/Molokai	200	HI
Oakfield	75	ME
Bagley Mountain	50	ME
Stetson Mountain	75	ME
Lyman	30	NH
Cambridge	60	NH
North Country Phase 2	100	NH
Bloody Run Hills	100	NV
Prattsburgh	75	NY
Cohocton	82	NY
Cohocton II	42	NY
GenWy	200	NY
Seven Mile Hill	60	OR
Lakeview	100	OR
Mile High Ranch	100	TX
Milford	200	UT
Milford Wind II	200	UT
Sheffield	52	VT
Windham	50	VT

CANADA

Project	MW	Province

Garvie Mountain	30	NB
Proton	100	ON
Cahill	50	ON
North Bay	10	ON
Highlands	50	NS

Exhibit A
Form of Non-Competition Agreement

[See Tab 17]